Exhibit 99.1

Revance Releases Third Quarter 2016 Results

NEWARK, Calif., November 3, 2016 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a biotechnology company developing botulinum toxin products for use in aesthetic and therapeutic indications, today announced results for the third quarter ended September 30, 2016.

Recent Highlights and Upcoming Milestones for DaxibotulinumtoxinA for Injection (RT002)

•	Initiated the Phase 3 program for RT002 to treat glabellar (frown) lines and expects to dose the first patient this quarter. Revance plans to report topline results in the fourth quarter of 2017.

•
Announced that the Data Safety Monitoring Board has reviewed data from the second cohort of the Phase 2 open-label study in cervical dystonia. Commenced enrollment in the third and final cohort of the study. Revance expects to report interim safety, efficacy and duration results for cohorts 1 and 2 later this quarter.

•
Initiated Phase 2 trial of RT002 to treat plantar fasciitis. The placebo-controlled study will evaluate the safety and efficacy of a single administration of RT002 in reducing the signs and symptoms of plantar fasciitis, a common cause of heel pain. Led by L. Andrew Koman, MD, Professor and Chair of the Department of Orthopaedic Surgery and Executive Director Musculoskeletal Service Line, Wake Forest School of Medicine, this trial advances a whole new treatment area for botulinum toxin to address pain and muscle tightness. Revance expects to report results in 2017.

“With three active programs for RT002 injectable underway to demonstrate the power of our differentiated neurotoxin, we expect to deliver the first uniquely new neuromodulator in nearly 30 years,” said Dan Browne, President and Chief Executive Officer at Revance. “Following the filing and opening of our IND application submission to treat frown lines, we initiated investigator training and are on track to start patient dosing for the Phase 3 program this quarter. In addition, we are making significant progress in the Phase 2 cervical dystonia trial. The third cohort is nearly fully enrolled and we expect to report interim data for the first two cohorts later this quarter. Finally, as we announced this morning, we are excited to pursue plantar fasciitis as a new indication, where Revance has the opportunity to deliver the first neurotoxin therapy approved to treat this painful condition. In the United States alone, more than two million patients undergo treatment annually and we believe the market could grow significantly larger if patients had a compelling neurotoxin treatment option.”
Summary Financial Results
Research and development expenses for the three months ended September 30, 2016 were $10.3 million compared to $13 million for the same period in 2015. The decrease in research and development expenses is primarily attributable to a reduction in clinical trial activities for RT001 topical, offset by an increase in clinical trial activities for RT002 injectable and manufacturing activities. Research and development expenses for the nine months ended September 30, 2016 were $37.9 million compared to $32.6 million for the same period in 2015. The increase in research and development expenses is primarily attributable to personnel costs, manufacturing activities, and the acquisition of botulinum toxin-related patents and patent applications from Botulinum Toxin Research Associates, Inc.
General and administrative expenses for the three and nine months ended September 30, 2016 were $7.5 million and $22 million compared to $5.8 million and $18.2 million for the same periods in 2015, respectively. The increase in general and administrative expenses is primarily attributable to personnel costs, legal matters, and marketing activities.
Total operating expenses for the three and nine months ended September 30, 2016 were $17.8 million and $61.8 million compared to $18.8 million and $50.8 million for the same periods in 2015, respectively. Stock-based compensation for the three and nine months ended September 30, 2016 was $2.8 million and $9 million, respectively. When excluding depreciation and stock-based compensation, total operating expenses for the three and nine months ended September 30, 2016 were $14.7 million and $51.7 million.
Net loss for the three and nine months ended September 30, 2016 was $18 million and $62.5 million compared to $19.2 million and $51.4 million for the same periods in 2015, respectively.

Cash and investments as of September 30, 2016 were $201.3 million.

2016 Financial Outlook

Revance updated its 2016 full-year guidance last provided on August 4, 2016. The company now expects its cash burn for 2016 to be in the range of $80 to $90 million. Revance expects its 2016 GAAP operating expense to now be in the range of $84 to $96 million, which when excluding depreciation of $2 to $3 million and estimated stock-based compensation of $12 to $13 million, results in projected 2016 non-GAAP operating expense of $70 to $80 million. Revance also now anticipates 2016 GAAP research and development expense to be in the range of $55 to $63 million, which when excluding depreciation of $2 to $3 million and estimated stock-based compensation of $6 to $7 million, results in projected 2016 non-GAAP research and development expense of $47 to $53 million.

Conference Call

Individuals interested in listening to the conference call today, November 3, at 1:30pm PT/4:30pm ET, may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 96279951; or from the webcast link in the investor relations section of the Company's website at: http://investors.revance.com/index.cfm.

A replay of the call will be available beginning today at 4:30pm PT/7:30pm ET through 5:00pm PT/8:00pm ET on November 4, 2016. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 96279951. The webcast will be available in the investor relations section on the Company's website for 30 days following the completion of the call.

About Revance Therapeutics, Inc.

Revance, a Silicon Valley-based biotechnology company, is committed to the advancement of remarkable science. The company is developing a portfolio of products for aesthetic medicine and underserved therapeutic specialties, including dermatology and neurology. Revance's science is based upon a proprietary TransMTS® peptide technology, which when combined with active drug molecules, may help address current unmet needs.

Revance's initial focus is on developing daxibotulinumtoxinA, the company's highly purified botulinum toxin, for a broad spectrum of aesthetic and therapeutic indications, including facial wrinkles and muscle movement disorders. The company's lead drug candidate, DaxibotulinumtoxinA for Injection (RT002), is currently in development for the treatment of glabellar lines, cervical dystonia and plantar fasciitis and has the potential to be the first long-acting neurotoxin. The company holds worldwide rights for all indications of RT002 injectable and RT001 topical and the pharmaceutical uses of the TransMTS technology platform. More information on Revance may be found at www.revance.com.

"Revance Therapeutics", TransMTS®, "Remarkable Science Changes Everything", and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

Forward Looking Statements

This press release contains forward-looking statements, including statements related to Revance Therapeutics' 2016 Financial Outlook and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, including but not limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; and statements about our ability to obtain regulatory approval; and potential benefits of our drug product candidates and our technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our quarterly report on Form 10-Q filed August 5, 2016. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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Contacts
Investors:
Revance Therapeutics
Jeanie Herbert
(714) 325-3584
jherbert@revance.com

Burns McClellan
Ami Bavishi
(212) 213-0006
abavishi@burnsmc.com

Trade Media:
Nadine Tosk
(504) 453-8344
nadinepr@gmail.com

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$130,481	$201,615
Short-term investments	70,770	50,688
Restricted cash, current portion	—	35
Prepaid expenses and other current assets	7,428	1,625
Total current assets	208,679	253,963
Property and equipment, net	17,385	19,708
Long-term investments	—	1,751
Restricted cash, net of current portion	580	400
Other non-current assets	213	—
TOTAL ASSETS	$226,857	$275,822
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,871	$2,657
Accruals and other current liabilities	11,306	6,245
Financing obligations, current portion	3,339	3,135
Total current liabilities	17,516	12,037
Financing obligations, net of current portion	2,836	5,346
Derivative liability associated with Medicis settlement	2,009	1,414
Deferred rent	3,681	3,773
Other non-current liabilities	100	—
TOTAL LIABILITIES	26,142	22,570
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001 per share — 5,000,000 shares authorized both as of September 30, 2016 and December 31, 2015; no shares issued and outstanding both as of September 30, 2016 and December 31, 2015.	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of September 30, 2016 and December 31, 2015; 28,515,161 and 28,288,464 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	29	28
Additional paid-in capital	595,411	585,537
Accumulated other comprehensive income (loss)	16	(40)
Accumulated deficit	(394,741)	(332,273)
TOTAL STOCKHOLDERS’ EQUITY	200,715	253,252
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$226,857	$275,822

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$75	$75	$225	$225
Operating expenses:
Research and development	10,296	13,016	37,851	32,573
General and administrative	7,502	5,827	21,975	18,183
Loss on impairment	—	—	1,949	—
Total operating expenses	17,798	18,843	61,775	50,756
Loss from operations	(17,723)	(18,768)	(61,550)	(50,531)
Interest income	306	68	940	144
Interest expense	(256)	(390)	(857)	(834)
Change in fair value of derivative liability associated with Medicis settlement	(167)	13	(595)	60
Other expense, net	(138)	(98)	(406)	(221)
Net loss	(17,978)	(19,175)	(62,468)	(51,382)
Unrealized gain/(loss) on available for sale securities	(132)	22	56	10
Comprehensive loss	$(18,110)	$(19,153)	$(62,412)	$(51,372)
Net loss attributable to common stockholders:
Basic	$(17,978)	$(19,175)	$(62,468)	$(51,382)
Diluted	$(17,978)	$(19,175)	$(62,468)	$(51,382)
Net loss per share attributable to common stockholders:
Basic	$(0.64)	$(0.81)	$(2.22)	$(2.17)
Diluted	$(0.64)	$(0.81)	$(2.22)	$(2.17)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders:
Basic	28,160,458	23,755,199	28,085,541	23,625,869
Diluted	28,160,458	23,755,199	28,085,541	23,625,869

Revance Therapeutics, Inc.
2016 Financial Results
(Unaudited)

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

	Three Months Ended September 30,	Nine Months Ended September 30,
Operating expense:
GAAP operating expense	$17,798	$61,775
Adjustments:
Stock-based compensation	(2,755)	(8,984)
Depreciation	(369)	(1,068)
Non-GAAP operating expense	$14,674	$51,723

Revance Therapeutics, Inc.
2016 Financial Guidance

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

	Fiscal Year
	2016
	Low	High
Operating expense:
GAAP operating expense	$84,000	$96,000
Adjustments:
Stock-based compensation	(12,000)	(13,000)
Depreciation	(2,000)	(3,000)
Non-GAAP operating expense	$70,000	$80,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2016
	Low	High
R&D expense:
GAAP R&D expense	$55,000	$63,000
Adjustments:
Stock-based compensation	(6,000)	(7,000)
Depreciation	(2,000)	(3,000)
Non-GAAP R&D expense	$47,000	$53,000